Item 77C: Deutsche Target Date Series

Shareholder Meeting Results

A special Meeting of Shareholders (the "Meeting") of Deutsche LifeCompass Retirement Fund,
Deutsche LifeCompass 2015 Fund, Deutsche
LifeCompass 2020 Fund, Deutsche LifeCompass
2030 Fund and Deutsche LifeCompass 2040 Fund
(each a "Fund"), each a series of Deutsche Target
Date Series, was called to order on July 24, 2015 at the offices of Deutsche Asset & Wealth
Management, 345 Park Avenue, New York, New
York 10154. The Meeting was adjourned until, and reconvened on, September 11, 2015 to permit the solicitation of additional votes. At the Meeting, the following matters were voted upon by the shareholders of each applicable Fund (the resulting votes are presented below).

Deutsche LifeCompass Retirement Fund

1a.	Approval of an Amended and Restated
Investment Management Agreement.


Number of Votes:
For
Against
Abstain
Broker
Non-
Votes*
2,258,416
77,519
308,333
0

1b. 	Approval of an agreement and plan of
reorganization calling for the merger of the Fund into Deutsche LifeCompass 2015
Fund.

Number of Votes:
For
Against
Abstain
Broker
Non-
Votes*
2,283,171
80,114
280,982
0

Deutsche LifeCompass 2015 Fund

2. 	Approval of an Amended and Restated
Investment Management Agreement.

Number of Votes:
For
Against
Abstain
Broker
Non-
Votes*
2,575,023
134,696
203,729
0


Deutsche LifeCompass 2020 Fund

3.	Approval of an Amended and Restated
Investment Management Agreement.

Number of Votes:
For
Against
Abstain
Broker
Non-
Votes*
4,656,156
219,872
355,176
0

Deutsche LifeCompass 2030 Fund

4a.	Approval of an Amended and Restated
Investment Management Agreement.

Number of Votes:
For
Against
Abstain
Broker
Non-
Votes*
2,079,853
89,211
127,524
0

4b.	Approve of a Sub-Advisor Approval Policy.

Number of Votes:
For
Against
Abstain
Broker
Non-
Votes*
2,068,738
90,930
136,920
0

Deutsche LifeCompass 2040 Fund

5a.	Approval of an Amended and Restated
Investment Management.

Number of Votes:
For
Against
Abstain
Broker
Non-
Votes*
1,192,401
25,373
93,933
0

5b.	Approval of an agreement and plan of
reorganization calling for the merger of the Fund into Deutsche LifeCompass 2030
Fund.

Number of Votes:
For
Against
Abstain
Broker
Non-
Votes*
1,191,180
38,501
82,026
0

*	Broker non-votes are proxies received by the
funds from brokers or nominees when the
broker or nominee neither has received
instructions from the beneficial owner or other persons entitled to vote nor has discretionary power to vote in a particular matter.